Exhibit 10.1
PARK HOTELS & RESORTS INC. EXECUTIVE LONG-TERM INCENTIVE PROGRAM
(AMENDED AND RESTATED AS OF FEBRUARY 12, 2026)
The Park Hotels & Resorts Executive Long-Term Incentive Program (the “LTIP”) was adopted by the Committee, effective February 23, 2017, to set forth the terms and conditions of the executive long-term incentive program of the Company, the purpose of which is to incentivize the retention and performance of certain key executives of the Company through annual equity-based awards. All equity-based awards hereunder shall be granted under, and in accordance with, the Company’s 2017 Omnibus Incentive Plan (as amended or amended and restated from time to time, the “Incentive Plan”) and shall constitute Awards thereunder. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Incentive Plan.
1.Administration. The LTIP shall be administered by the Committee. The Committee shall have full power and authority to administer and interpret the LTIP and any awards made under the LTIP, and its interpretations shall be conclusive and binding on all persons.
2.Participation. Employees of the Company at the Senior Vice President level and above shall participate in the LTIP unless otherwise determined by (i) the Committee for an employee that would be a Committee Participant (as defined below) or (ii) the Company’s Chief Executive Officer (the “CEO”) for an employee that would be an Other Participant (as defined below). Each participating employee is referred to herein as a “Participant”.
3.Aggregate Target Values. Each fiscal year of the Company, each Participant shall have an aggregate target value (the “Aggregate Target Value”) for such year’s awards under the LTIP. Unless otherwise determined by the Committee, for each Participant who is a member of the Company’s Executive Committee or an officer who is subject to Section 16 of the Exchange Act (collectively, the “Committee Participants”), the Aggregate Target Value shall be (i) up to 100% of the Participant’s annual base salary for Senior Vice Presidents, (ii) up to 350% of the Participant’s annual base salary for Executive Vice Presidents, or (iii) $7,000,000 or more for the CEO, in each case as determined each year by the Committee. For each Participant who is not a Committee Participant (collectively, the “Other Participants”), the CEO shall determine the Aggregate Target Value in an amount up to 90% of the Participant’s annual base salary.
4.Annual Equity Grants. Each fiscal year of the Company, with respect to each Participant other than the CEO, (i) 50% of the Participant’s Aggregate Target Value shall be granted as an annual award (the “Annual LTIP RSA Award”) in the form of restricted shares of Common Stock with time-based vesting requirements (the “LTIP RSAs”) and (ii) 50% of the Participant’s Aggregate Target Value shall be granted as an annual award (the “Annual LTIP PSU Award”) in the form of restricted stock units with performance-based vesting requirements (the “LTIP PSUs”). Each fiscal year of the Company, with respect to the CEO, (x) 35% of the CEO’s Aggregate Target Value shall be granted as an Annual LTIP RSA Award in the form of LTIP RSAs and (y) 65% of the CEO’s Aggregate Target Value shall be granted as an Annual LTIP PSU Award in the form of LTIP PSUs.
5.Annual LTIP RSA Award. For each fiscal year of the Company, the Annual LTIP RSA Award with respect to each Participant (i) shall have an actual number of LTIP RSAs equal to the quotient obtained by dividing 50% of such Participant’s Aggregate Target Value for each Participant other than the CEO (or, in the case of the CEO, 35% of the CEO’s Aggregate Target Value) by the closing sales price of the Common Stock reported on the New York Stock Exchange on the applicable Date of Grant, rounded down to the nearest whole share, (ii) shall vest as to one-third of the shares of Common Stock subject to such Annual LTIP RSA Award on each of the first three anniversaries of the Date of Grant, subject to the Participant’s continued employment with the Company through the applicable vesting date (except as may be otherwise provided in the Award Agreement or the Incentive Plan), and (iii) shall have such other terms and conditions as shall be set forth in the applicable Award Agreement approved by the Committee.
6.Annual LTIP PSU Award. For each fiscal year of the Company, the Annual LTIP PSU Award with respect to each Participant (i) shall have a target number of LTIP PSUs equal to the quotient obtained by dividing 50% of such Participant’s Aggregate Target Value for each Participant other than the CEO (or, in the case of the CEO, 65% of the CEO’s Aggregate Target Value) by the closing sales price of the Common Stock reported on the New York Stock Exchange on the applicable Date of Grant, rounded down to the nearest whole unit, (ii) (a) 75% of such award shall vest based on the Company’s total shareholder return relative to the total shareholder returns of the companies that comprise the FTSE NAREIT Lodging Resorts Index and that have a market capitalization in excess of $1 billion as of the first day of the applicable performance period and (b) 25% of such award shall vest based on the Company’s revenue per available room (“RevPAR”) growth relative to the RevPAR growth of the companies that comprise the FTSE NAREIT Lodging Resorts Index and that have a market capitalization in excess of $1 billion as of the first day of the applicable performance period, in each case over a three-year performance period beginning on January 1 of the fiscal year of grant (each a  “Performance Period”), subject to the Participant’s continued employment with the Company through the end of the applicable Performance Period (except as may be otherwise provided in the Award Agreement or the Incentive Plan), (iii) shall provide that the actual number of LTIP PSUs that may become vested shall range from 0% to 200% of the target number of LTIP PSUs granted to the Participant, based on the level of achievement of the foregoing performance measures, as determined by the Committee, and (iv) shall have such other terms and conditions as shall be set forth in the applicable Award Agreement approved by the Committee.
7.New Hires and Promotions. For new hires and promotions of individuals, Annual LTIP RSA Awards and Annual LTIP PSU Awards shall be made based on the determination of the Committee (with respect to individuals who would be Committee Participants) or the CEO (with respect to individuals who would be Other Participants) as to (i) whether or not the individual will participate in the LTIP during the year of hire or promotion, (ii) the applicable Aggregate Target Value (subject, in the case of an Other Participant, to the limit set forth in Section 3), (iii) whether or not the Aggregate Target Value shall be prorated based on the hiring or promotion date of such individual, (iv) whether or not the Aggregate Target Value shall be reduced by any other award made to such individual during the applicable year (e.g., a previous annual award or a new hire recruitment award) and (v) whether or not the first vesting date for any Annual LTIP RSA Award shall be the one-year anniversary of the Date of Grant (and whether or not the next two vesting dates shall be the successive anniversaries thereof or the second and third vesting dates for the other Annual LTIP RSA Awards made during the regular annual award grant cycle for such year). The actual number of LTIP RSAs and the target number of LTIP PSUs granted to each Participant in the associated Annual LTIP RSA Award and Annual LTIP PSU Award in connection with any hiring or promotion shall be equal to the quotient obtained by dividing the applicable portion (i.e., 50% for an Annual LTIP RSA Award and 50% for an Annual LTIP PSU Award) of the Participant’s Aggregate Target Value (or proration thereof) by the closing sales price of the Common Stock reported on the New York Stock Exchange on the applicable Date of Grant, rounded down to the nearest whole share or unit, as applicable. All other terms of the Annual LTIP RSA Award and Annual LTIP PSU Award shall be as otherwise provided for the applicable fiscal year as contemplated by Sections 5 and 6, respectively. Notwithstanding the foregoing, in connection with any new hire or promotion, either the Committee or the CEO, as applicable, may determine to allocate 100% of the Aggregate Target Value (or proration thereof) to an Annual LTIP RSA Award (in lieu of having a 50%/50% allocation to an Annual LTIP RSA Award and Annual LTIP PSU Award as contemplated by Section 4).
8.Amendment and Termination. The Committee may amend, alter, suspend, discontinue, or terminate the LTIP or any portion thereof at any time; provided, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
9.No Right to Continued Employment. Neither the LTIP, its adoption, its operation, nor any action taken under the LTIP shall be construed as giving any employee the right to be retained or continued in the employ of the Company or any Affiliates, nor shall it interfere in any way with the right and power of the Company or any of Affiliates to dismiss or discharge any employee or take any action that has the effect of terminating any employee’s employment at any time.
10.Governing Law. The LTIP shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.
11.Dates of Grant/CEO Determinations. The Date of Grant with respect to each grant shall be as set forth in any applicable grant date policy of the Company from time to time (or as otherwise specifically determined by the Committee in connection with any award). Any determination made by the CEO in connection with an award hereunder (including status as an Other Participant, Aggregate Target Value and new hire/promotion prorations) shall be made in writing (including, for example, by executing a certificate setting forth such determination).

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